UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2025

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700
N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2025, the Board of Directors (the “Board”) of Foot Locker, Inc. (the “Company”) increased the total number of directors to 11 and elected Sonia Syngal and John Venhuizen as members of the Board, effective immediately, to serve until the 2025 Annual Meeting of Shareholders. The Board appointed Ms. Syngal to the Audit Committee and the Human Capital and Compensation Committee. The Board appointed Mr. Venhuizen to the Audit Committee and the Technology and Digital Engagement Committee.

As non-employee directors, each of Ms. Syngal and Mr. Venhuizen will receive the same compensation as the other non-employee directors of the Board, as determined by the Board from time to time.

Item 7.01.	Regulation FD Disclosure.

On January 14, 2025, the Company issued a press release announcing the elections of Ms. Syngal and Mr. Venhuizen to the Board. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 14, 2025, issued by Foot Locker, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: January 14, 2025	By:	/s/ Jennifer L. Kraft
		Name:	Jennifer L. Kraft
		Title:	Executive Vice President and General Counsel